Exhibit 10.26

Grant No.

SIGNAL GENETICS, INC.

RESTRICTED STOCK UNIT GRANT AGREEMENT

UNDER THE 2014 STOCK INCENTIVE PLAN

This Restricted Stock Unit Grant Agreement (this “Grant Agreement”), is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Signal Genetics, Inc., a Delaware corporation (the “Company”), and the participant named below (the “Participant”), pursuant to the Signal Genetics, Inc. 2014 Stock Incentive Plan (the “Plan”). Capitalized terms not defined herein have the meanings ascribed to them in the Plan. Where the context permits, references to the Company include any successor to the Company.

Name of Participant:

Number of Restricted Stock Units (“RSUs”):

Date of Grant:

Vesting and Payment Schedule:

•	25% of the RSU Award shall vest on the first anniversary of the Date of Grant.

•	Thereafter, the remaining RSU Award shall vest in twelve (12) equal quarterly installments beginning on the th day of the calendar quarter following the first anniversary of the Date of Grant (i.e., beginning on , 2017 and continuing quarterly thereafter through , 2020).

1. Grant of RSU Award. The Company hereby grants to the Participant the total number of Restricted Stock Units set forth above (the “RSUs”), subject to all of the terms and conditions of this Grant Agreement and the Plan. Each vested and payable RSU entitles the Participant to receive a share of Common Stock (or a cash payment of equivalent value), as described in Paragraph 3.

2. Time of Payment. Subject to the terms and conditions set forth below, the RSUs shall become payable upon the earliest of: (x) the applicable Vesting Date set forth in the Vesting and Payment Schedule above, provided the Participant has not incurred a Separation from Service (as defined below) as of such date, and (y) a Change of Control, provided the Participant has not incurred a Separation from Service as of such date (the earliest of (x) and (y), the “Payment Date”). Upon the Payment Date, the number of RSUs payable shall be determined in accordance with and subject to the following terms and conditions:

(a) Subject to the provisions of Sections 2(b) and (c), twenty-five percent (25%) of the RSUs will become payable on each Vesting Date in accordance with the Vesting and Payment Schedule set forth above, if the Participant remains in continuous service with the Company as of the applicable Vesting Date and has not received a notice of termination from the Company prior to such date.

(b) Upon a Change of Control that occurs following the Date of Grant while the Participant remains in continuous service with the Company, all RSUs remaining outstanding as of such date shall become fully vested and immediately payable.

(c) If Participant’s service to the Company is terminated for Cause at any time, then the right to vest in any RSUs that have not previously vested under this Grant Agreement will terminate, all of the Participant’s RSUs will be forfeited and cancelled and this Grant Agreement will be of no further force or effect.

3. Form of Payment. This RSU Award represents an unfunded, unsecured promise by the Company to: (a) deliver as of the applicable Payment Date a number of shares of Common Stock (the “Shares”) equal to the number of vested RSUs payable at such time, (b) pay an amount in cash equal to the product of the Fair Market Value of the Common Stock on the payment date and the number of vested RSUs payable on the associated Payment Date, or (c) provide some combination of Shares and cash as referenced in (a) and (b), respectively; all as determined by the Administrator in its sole discretion as of each Payment Date. Settlement of vested RSUs shall be made on or as soon as administratively practicable after the applicable Payment Date, and in any event within 90 days following the applicable Payment Date.

4. Definitions.

(a) “Cause” shall have the meaning ascribed to such term in any employment agreement between Participant and the Company, or, if no such agreement exists, then “Cause” shall mean: (i) a material breach by the Participant of his or her fiduciary or other duties to the Company; (ii) a material breach or violation by the Participant of the terms of this Grant Agreement or any other agreement between the Participant and the Company, or of any of the Company’s policies, practices, or procedures, which remains uncured for a period of 30 days following the Participant’s receipt of written notice specifying the nature of the breach or violation, or, where such breach or violation is not subject to or capable of cure, effective immediately; (iii) the commission by the Participant of any act of embezzlement, fraud, larceny or theft on or from the Company; (iv) substantial and continuing willful neglect or inattention by the Participant of the duties of his or her employment or other service, refusal to perform the lawful and reasonable directives of superiors, or the willful misconduct or gross negligence of the Participant in connection with the performance of such duties which remain uncured for a period of 30 days following the Participant’s receipt of written notice specifying the nature of the misconduct, or, where such misconduct is not subject to or capable of cure, effective immediately; (v) the commission by the Participant of any crime involving moral turpitude or a felony; or (vi) the Participant’s performance or omission of any act which, in the judgment of the Company, if known to the customers, clients, stockholders or any regulators of the Company, would have a material adverse impact on the business of the Company.

(b) “Separation from Service” means the termination of the Participant’s services to the Company and its Affiliates as determined in accordance with Treas. Reg. §1.409A-1(h), whether voluntary or involuntary. The Administrator shall have full and final authority, which shall be exercised in its discretion and in accordance with Treas. Reg. Section 1.409A-1(h), to determine conclusively whether and when the Participant has had a Separation from Service.

5. Nontransferability. The RSUs awarded pursuant to this Grant Agreement may not be assigned, transferred, hypothecated, or encumbered, in whole or in part, either directly or by operation of law or otherwise, including, but not limited to, by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, except transfer by will or by the laws of descent and distribution. All rights with respect to the RSUs shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

6. No Stockholder Rights Prior to Settlement. The Participant shall have no rights as a stockholder of the Company with respect to any Shares underlying the RSUs until the date of issuance of the

Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if applicable. Unless otherwise required by the Plan, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date, if any, that Shares are issued.

7. No Employment or Other Rights. Nothing in the Plan or this Grant Agreement confers upon the Participant any right to continue in the employ or service of the Company or any Affiliate or will interfere with or restrict the right of the Company (or an Affiliate) to terminate the Participant’s employment or services at any time and for any reason whatsoever, with or without Cause. Participation in the Plan is voluntary. The grant of this RSU Award does not create any contractual or other right to receive any subsequent Award under the Plan; future grants, if any, will be at the sole discretion of the Company. Further, the value of the RSU Award is an extraordinary item of compensation, which is not part of the Participant’s normal or expected compensation for purposes of any benefit plan or program of the Company or any Affiliate (unless such plan or program specifically provides otherwise).

8. Tax Withholding. The Company is entitled to require a cash payment by or on behalf of the Participant and/or to withhold an appropriate number of Shares (to be determined utilizing the Fair Market Value of such Shares on the payment date) from any RSUs granted hereunder and/or to deduct from other compensation payable to the Participant to satisfy any sums required by federal, state, or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the vesting of, lapse of restrictions on, or settlement of any RSU Award. The Company may refuse to issue Shares or deliver cash if the Participant fails to make appropriate accommodation for his or her tax obligations.

9. Section 409A Compliance.

(a) The RSUs provided hereunder are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and this Grant Agreement and the Plan shall be construed and interpreted accordingly. If, at the time of the Participant’s Separation from Service, (i) the Participant is a “specified employee” (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable under this Grant Agreement constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid any accelerated or additional taxes or penalties under Section 409A, then the Company shall not pay such amount or deliver such Shares on the otherwise-scheduled payment date, but shall instead accumulate such amount and pay it or deliver such Shares, without interest or adjustment, on the first business day after such six-month period (or, if earlier, upon the Participant’s death).

(b) Notwithstanding any provision of this Grant Agreement to the contrary, the Company reserves the right to make amendments to this Grant Agreement or the Plan as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A; provided, that this Paragraph 9 does not create any obligation of the Company take any such action. Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Participant or for Participant’s account in connection with the Plan or the Grant Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties. The Company makes no representations concerning the tax consequences of the Participant’s participation in the Plan or this Grant Agreement under Section 409A of the Code or any other Federal, state or local tax law.

10. Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in this Grant Agreement or at such other address as such party may designate in writing from time to time to the other party. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

11. Tax and Legal Advice. The Participant acknowledges that he or she has had the opportunity to seek the advice of counsel and other personal advisers, and that the Company has provided no advice to, or made any warranties or representations with respect to, the tax consequences of the transactions contemplated by this Grant Agreement or the economic or other impacts to the Participant of the arrangements contemplated hereby. The Participant is in no respect relying on the Company or its representatives for an assessment of such tax, legal, economic or other consequences.

12. Grant Agreement Subject to Plan; Acceptance. This Grant Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner to comply therewith. In the event of any conflict between the provisions of this Grant Agreement and the provisions of the Plan, the provisions of the Plan govern. By accepting this Award, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with this Grant Agreement, the Plan, and a prospectus for the Plan prepared in connection with the registration of the Common Stock to be issued pursuant to the Plan with the Securities and Exchange Commission, (b) acknowledges that this RSU Award is subject to all of the terms and conditions of this Grant Agreement and the Plan, and (c) agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator on any questions arising under the Grant Agreement or the Plan.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Grant Agreement as of the date first written above.

SIGNAL GENETICS, INC.		PARTICIPANT

By:
	Tamara A. Seymour	Print Name:
	5740 Fleet Street	Address:
Carlsbad, California 92008

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